Section 1350 Certifications

CERTIFICATE OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Jerry Dibble, a Director and President, who also performs the function of Principal Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer of Capital Mineral Investors, Inc. (the “Corporation”), certify that the quarterly report on Form 10-QSB (the "Report") for the quarter ended June 30, 2008, filed with the Securities and Exchange Commission on the date hereof:

1.	fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of the Corporation.

(Signature)	/s/ “Jerry Dibble”
Jerry Dibble
(Title)	President and Director (also performs the function of Principal Executive Officer, Principal
Financial Officer and Principal Accounting Officer)

(Date)	August 19, 2008

A signed original of this written statement required by Section 906 has been provided to Corporation and will be retained by the Corporation and furnished to the Securities and Exchange Commission or its staff upon request.